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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

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                                IAC CAPITAL TRUST
     (Exact name of Registrant as specified in its organizational document)

        DELAWARE                                   [APPLICATION PENDING]
(State of Organization)                     (I.R.S. Employer Identification No.)

                            550 NEWPORT CENTER DRIVE
                                    SUITE 300
                         NEWPORT BEACH, CALIFORNIA 92660

              (Address of Registrant's principal executive offices)

If this Form relates to the                        If this Form relates to
the registration of a class of                     registration of a class of debt
debt securities and is effective upon              securities and is to become
filing pursuant to General                         effective simultaneously with the
Instruction A(c)(1) please check                   effectiveness of a concurrent
the following box. |_|                             registration statement under the
                                                   Securities Act of 1933 pursuant to
                                                   General Instruction A(c)(2) please
                                                   check the following box.    |_|

Securities Act registration statement file number to which this form relates:
                                                                       333-39405

        Securities to be registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS TO BE SO                          NAME OF EACH EXCHANGE ON WHICH
REGISTERED                                            EACH CLASS IS TO BE REGISTERED
___% Series A REIT Trust                              New York Stock Exchange, Inc.
Originated Preferred Securities

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None.

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     A description of the __% Series A REIT Trust Originated Preferred Securities (the "Series A Preferred Securities") of IAC Capital Trust (the "Registrant") is contained in the Registrant's Registration Statement on Form S-11 (File No. 333-39405), as amended, originally filed with the Securities and Exchange Commission (the "Commission") on November 4, 1997 under the Securities Act of 1933, as amended (the "Securities Act"), which description is hereby incorporated by reference. In particular, attention is directed to the information contained therein under the captions "Description of the Series A Preferred Securities," "Description of the Series A Preferred L.P. Units" and "Relationship Between the Preferred Securities and the Preferred L.P. Units." In addition, please see the information contained therein under the captions "Risk Factors--Dependence on Operating Partnership," "Ranking of Series A Preferred L.P. Units and Series A Preferred Securities," "--Conflicts of Interest," "--Adverse Consequences of Failure to Qualify as a REIT," "--Distributions to Holders of Series A Preferred Securities" "--Ownership Limit Necessary to Maintain REIT Qualification," "--Special Event Redemption of Series A Preferred Securities," and "--No Voting Rights Except in Limited Circumstances."

ITEM 2.  EXHIBITS

     1. The Registrant's Registration Statement on Form S-11 (File No. 333-39405), as amended, originally filed with the Commission on November 4, 1997 (the "Registration Statement"), is hereby incorporated by reference.

     2. Form of Series A Preferred Securities, filed as Exhibit 4.3 to the Registration Statement, is hereby incorporated by reference.

     3.   Declaration of Trust with attached Certificate of Trust, filed as
          Exhibit 4.4 to the Registration Statement, is hereby incorporated by reference.

     4.   Form of Amended and Restated Declaration of Trust, filed as Exhibit
          4.5 to the Registration Statement, is hereby incorporated by reference.

     5.1 Form of Second Amended and Restated Agreement of Limited Partnership of Irvine Apartment Communities, L.P. (the "Operating Partnership"), filed as Exhibit 3.1 to the Registration Statement, is hereby incorporated by reference.


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                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Act of 1934, as amended, the Registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                     IAC CAPITAL TRUST

                                     By: Irvine Apartment Communities, Inc.,
                                         as Sponsor

Date: December 18, 1997              By: /s/ James E. Mead
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                                         James E. Mead, in his capacity as a
                                         Regular Trustee of the Registrant


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